UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  October 12, 2012

PARKWAY PROPERTIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	1-11533	74-2123597
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

Bank of America Center, Suite 2400, 390 North Orange Avenue, Orlando, FL 32801
(Address of Principal Executive Offices, including zip code)

(407) 650-0593
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 10, 2012, the Company and certain of its subsidiaries, exercised $25 million of the $160 million accordion feature of its existing unsecured bank credit facility pursuant to Section 2.15 of the Amended and Restated Credit Agreement dated March 30, 2012 between the Company and a consortium of eight banks with Wells Fargo Securities, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated as Joint Lead Arrangers and Joint Book Runners; Wells Fargo Bank, National Association as Administrative Agent; Bank of America, N. A. as Syndication Agent; PNC Bank, National Association, Royal Bank of Canada and KeyBank National Association as Documentation Agents; and other banks as participants, including JPMorgan Chase Bank, N. A., Trustmark National Bank and Seaside National Bank and Trust.

The Company's credit facility, which matures in March 2016, increased capacity from $190 million to $215 million with the additional borrowing capacity being provided by U.S. Bank National Association, bringing the total number of participating lenders to nine.  The interest rate on the credit facility is currently LIBOR plus 160 basis points.  Other terms and conditions under the credit facility remain unchanged.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:       October 12, 2012
         PARKWAY PROPERTIES, INC.

                                             By:        /s/Mandy M. Pope
                     Mandy M. Pope
                     Executive Vice President and
                                                                         Chief Accounting Officer

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